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                                                                     EXHIBIT 4.4

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
                                       FOR
                                    INVESTORS

         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into effective as of November 19, 2002, by and among UTi WORLDWIDE INC., a British Virgin Islands corporation (the "Company"), and each of the entities or persons named on the signature page hereto (referred to herein individually as an "Investor" and, collectively, as "Investors").

                                    RECITALS

A. The Company and Investors are parties to that certain Registration Rights Agreement dated as of April 19, 2000 (the "Original Agreement");

B. The Company and Investors desire to amend and restate the Original Agreement to provide the Company with more control over the process of registration of its securities, as provided for in this Agreement.

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "1933 Act" or the "Act" shall mean the United States' Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "1934 Act" shall mean the United States' Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Commission" or "SEC" shall mean the United States Securities and Exchange Commission.

         "Demand Registration" shall have the meaning specified in Section
2.1(a) hereof.
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         "Form S-3/F-3 Registration" shall have the meaning specified in Section
2.3(a) hereof.

         "Initiating Investors" shall have the meaning specified in Section 2.1(a) hereof.

         "Piggy-Back Registration" shall have the meaning specified in Section 2.2(a) hereof.

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" shall mean (i) the ordinary shares, no par value, of the Company held by the Investors, (ii) any ordinary shares of the Company issued or issuable upon conversion of the preference shares of the Company held by the Investors, (iii) any securities issued or issuable upon any dividend, split, recapitalization, merger, consolidation, reorganization, liquidation or similar event with respect to such ordinary shares, and (iv) any securities added to this definition of Registrable Securities as provided for in
Section 7.5 hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the Act and such securities shall have been disposed of in accordance with such registration statement,(ii) such securities shall have been sold to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Act, (iii) the holder of such securities is free at the time, to sell such securities under Rule 144(k) (or any successor provision), (iv) such securities shall have ceased to be outstanding, or (v) such securities are sold by a person in a transaction in which the rights under this Agreement are not assigned.

         "Stock" shall mean the voting ordinary shares, no par value, of the Company.

2.       Registration Rights.

         2.1 Demand Registrations

            (a) Timing of Demand Registrations; Required Threshold. At any time commencing twelve (12) months after the effective date of the Company's first registration statement filed under the 1933 Act for a registered public offering of its Stock in the United States of America (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase

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or similar plan or an SEC Rule 145 transaction), any Investor or Investors owning shares of the Company's then outstanding Registrable Securities may request in writing (such person or persons, the "Initiating Investor(s)") that the Company file a registration statement under the 1933 Act on an appropriate form with respect to Registrable Securities owned by the Investor(s) with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000 (a "Demand Registration"), and the Company shall file such a registration statement in accordance with the terms of this Agreement.

            (b) Number of Demand Registrations. The Company shall be obligated to prepare, file and cause to become effective no more than two (2) registration statements pursuant to Section 2.1(a) for the Investor(s); provided, however, that a registration statement shall not be counted as one of the two (2) Demand Registrations hereunder unless it becomes effective; provided, further, that if there is an underwriter's cutback pursuant to Section 2.1(e) with respect to the second request for registration initiated by the Investors, such requested registration shall not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to this Section 2.1(b).

            (c) Deferral by Company. Notwithstanding anything in this Section
2.1 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2.1 a registration statement if the Company furnishes to the Initiating Investor or Investors a certificate signed by an officer of the Company stating that it would be detrimental to the Company or its shareholders for the Company to comply with the requested Demand Registration, and it is, therefore, advisable to defer the filing of the Registration Statement relating thereto. Any such deferral shall be made in the Company's sole and absolute discretion and shall be for a period of not more than one hundred twenty (120) days after the Company's receipt of the Initiating Investor's or Investors' written request for registration pursuant to this
Section 2.1; provided, however, that the Company may not exercise this right more than two consecutive times with respect to a Demand Registration during any twelve month period, and that any requested registration deferred, and not ultimately effected by the Company pursuant to the provisions of this Section 2.1(c) shall thereafter not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to Section 2.1(b) hereof.

            (d) Participation. Upon receipt of a written request for a Demand Registration pursuant to Section 2.1(a), the Company shall promptly give written notice to all other Investors. Such other Investors may, by written notice to the Company and the Initiating Investor(s), within thirty (30) days of the Company's notice, elect to join in

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a request for a Demand Registration pursuant to Section 2.1(a) above with respect to any number of shares of Registrable Securities owned by each such Investor. The Company shall include in such Demand Registration all shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after written notice of the Demand Registration has been given. The Registrable Securities of the other Investors being offered in such Demand Registration shall be treated pari passu with the Registrable Securities of the Initiating Investors for all purposes, including any underwriter's cutbacks under Section 2.1(e).

            (e) Underwriter's Cutback. If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered pursuant to Section 2.1(d) would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced, and the Registrable Securities of the Initiating Investors shall be treated pari passu with the Registrable Securities being offered by all other Investors.

            (f) Underwriting Requirements. If the Initiating Investors intend to distribute Registrable Securities covered by their request by means of underwriting, they shall so advise the Company as part of their request made pursuant to Subsection 2.1(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Investors. In such event, the right of any Investor to include his or her Registrable Securities in such registration shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Investors and such Investor) to the extent provided therein. All holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5 below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

            (g) Limitations. In addition to the limitations provided for above, the Company shall not be obligated to effect, or take any action to effect, any registration pursuant to this Section 2.1: (i) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, any registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith reasonable efforts to cause such registration to become effective; or (ii) if the Initiating Investors propose to dispose of shares of Registrable Securities which may be

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immediately registered on Form S-3 pursuant to a request made pursuant to
Section 2.3 below.

         2.2 Piggy-Back Registration.

            (a) Participation. If, at any time following the successful closing of Company's first registered public offering in the United States of its Stock, the Company proposes to file a registration statement under the Act with respect to a public offering in the United States for cash of securities by the Company for its own account or for the account of any other shareholders other than a registration statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only securities being registered are shares of Stock issuable upon conversion of debt securities that are also being registered, (iii) for an exchange offer or offering of securities principally to the Company's existing shareholders or (iv) for a dividend reinvestment plan, then the Company shall:

                (i) promptly give written notice of such proposed filing to the Investors before the anticipated filing date of such registration statement, which notice shall describe the offering; and

                (ii) offer in such notice to the Investors the opportunity, subject to Section 2.1(b) hereof, to register such number of shares of Registrable Securities as each such Investor may request in writing within thirty (30) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall, subject to Section 2.2(b) hereof, use reasonable efforts to cause such Registrable Securities to be included in such registration.

            (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's Stock, the Company shall not be required under this Section 2.2 to include any of the Investors' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriter selected by the Company (or by other persons entitled to be selected), and then only in such quantity as the underwriter reasonably determines will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested to be included in such offering, exceeds the amount of securities that the Company, in its sole and absolute discretion, determines to be compatible with the success of the offering, then securities offered for

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sale by the Company for its account shall have first priority and the Company shall have the right, in its sole and absolute discretion, to reduce the size of the offering and withhold from any offering any Registrable Securities it deems necessary or advisable. The Company shall be required to include in the offering only that number of Registrable Securities that the Company, in its sole and absolute discretion, determines will not jeopardize the success of the offering (the securities so included to be a proportioned first to any holders of rights superior to the rights of the Investors and then pro rata among the Investors according to the total amount of securities entitled to be included therein owned by each Investor who desires to participate in the offering or in such other proportions as shall mutually be agreed to by such selling Investors).

            (c) Withdrawal. Any Investor may elect to withdraw its request for inclusion of its Registrable Securities in any registration statement by giving notice to the Company prior to the effectiveness of such registration statement. The Company may decline to file a Registration Statement after giving notice to the Investors, or may withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof. Such withdrawal by the Company shall not require the consent of any Investor, provided, however, that the Company shall promptly notify each Investor in writing of any such action.

         2.3 Form S-3 or Form F-3 Registration.

            (a) Request for Registration. In addition to the registration rights provided in Sections 2.1 and 2.2 hereof, if at any time the Company is eligible to use Form S-3 or Form F-3 (or any successor or similar form) for registration of secondary sales of securities, any Investor may request in writing that the Company register all or any portion of such Investor's Registrable Securities on such form (a "Form S-3/F-3 Registration"), any Investor or Investors may deliver a written request or requests to the Company that the Company effect a Form S-3/F-3 Registration. Upon receipt of such a request, the Company shall promptly give written notice of the proposed Form S-3/F-3 Registration to the other Investors and the Company shall, as soon as practicable, effect such Form S-3/F-3 Registration with regard to the Registrable Securities of any Investor or Investors joining in such request as soon as practicable. The Company shall not, however, be obligated to effect any such Form S-3/F-3 Registration under this Section 2.3 if:

                (i) Form S-3 or Form F-3 (or any successor or similar form) is not available for such offering by the Investors;



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                (ii) the Investors, together with the holders of any other
Registrable Securities entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate anticipated price to the public of less than $3,000,000;

                (iii) the Company has, within the twelve-month period preceding the date of such request, already effected two (2) Form S-3/F-3 Registrations for the Investors pursuant to this Section 2.3; or

                (iv) the Company has, within the nine-month period preceding the date of such request, closed an underwritten public offering of Stock.

            (b) Deferral by Company. Notwithstanding anything in this Section
2.3 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2.3 a registration statement if the Company furnishes to the Investors requesting a Form S-3/F-3 Registration a certificate signed by an officer of the Company stating that it would be detrimental to the Company or its shareholders for the Company to comply with the requested Form S-3/F-3 Registration, and it is, therefore, advisable to defer the filing of the Registration Statement relating thereto. Any such decision by the Company to defer the filing shall be made by the Company in its sole and absolute discretion. Any such deferral shall be for a period of not more than one hundred twenty (120) days after the Company's receipt of the written request for registration pursuant to this Section 2.3; provided, however, that the Company may not exercise this right more than two consecutive times with respect to any Form S-3/F-3 Registration during any twelve (12) month period, and that any requested registration deferred, and not ultimately effected by the Company pursuant to the provisions of this Section 2.3 shall thereafter not be deemed to be a requested registration for purposes of the limitation to Form S-3/F-3 Registrations provided for above.

         2.4 Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         2.5 Suspension Period. Following the effectiveness of any registration effected pursuant to this Agreement, the Company may, at any time, suspend the effectiveness of such registration for up to sixty (60) days ("Suspension Period") by giving notice to the Investors participating in such registration, if the Company shall have determined that the Company may be required to disclose any material corporate development, which disclosure may have a material adverse effect on the Company.

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Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in succession. The Company shall use its best efforts to limit the duration and number of any Suspension Period. Each Investor agrees, upon receipt of any notice from the Company of a Suspension Period, that the Investor shall forthwith discontinue any sales of shares covered by the registration until advised in writing by the Company that the Investor may continue such sales.

         2.6 Length of Effectiveness. In the case of any registration effected by the Company pursuant to Section 2.1 or 2.3 of this Agreement, the Company will use its best efforts to keep such registration effective until the earlier of (i) twelve (12) months from the date it is declared effective by the Commission, (ii) such date as all of the Registrable Securities covered by the registration have been sold, or (iii) such time as the Registrable Securities held by the Investors can be sold within a given three-month period without compliance with the registration requirements of the 1933 Act pursuant Rule 144, provided, however, the Company shall not be required to keep such registration effective in any period the Company has suspended sales under the Registration Statement pursuant to Section 2.5 above.

         2.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of distribution of such securities required to effect the registration of such Investor's Registrable Securities.

         2.8 Termination of Registration Rights. No Investor shall be entitled to exercise any right provided for in this Section 2 after ten (10) years following consummation of the Company's first underwritten offering in the United States of Stock pursuant to a registration filed by the Company under the Act. In addition, no Investor shall be entitled to exercise any right provided for in this Section 2 if all Registrable Securities held by such Investor can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

         2.9 Other Registration Rights. Nothing in this Agreement shall prevent the Company from granting, in its sole and absolute discretion, registration rights to others, including rights which are superior to the rights contained in this Agreement.

3. Registration Procedures. If and whenever the Company is required to register its Registrable Securities pursuant to this Agreement, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable


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Securities in accordance with the intended plan of distribution thereof, and will as promptly as practicable:

         3.1 prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective, and, upon the request of a majority of Investors registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed;

         3.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

         3.3 furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         3.4 use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         3.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         3.6 notify each Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         3.7 furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are


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delivered to the underwriters for sale in connection with a registration pursuant to this Agreement if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

         3.8 cause, all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

         3.9 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

4. Market Stand-Off. Each Investor hereby agrees that, upon request in connection with any underwritten registered public offering by the Company, for a period not to exceed 180 days following the effective date of such registration statement, they will not directly or indirectly effect any sale, offer to sell, pledge, make any short sale, or distribution (or enter into any agreement to do any of the foregoing) of any securities similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or 144A under the Act, except for sales included as part of such registered public offering; provided, however, that such restriction shall apply only to the first underwritten registration by the Company to become effective under the Act. Each Investor hereby agrees to enter into "lock-up" agreements and to execute any ancillary agreements with the underwriter or underwriters, in customary form, pursuant to which the Investor shall agree not to sell or distribute such securities. In order to enforce the foregoing covenant, the Company may impose appropriate stop-transfer instructions with respect to the shares of Stock held by each Investor.

5. Registration Expenses. The Company shall bear all expenses incurred in connection with any registrations required by Section 2 including reasonable expenses and fees of one (1) counsel for all Investors (if counsel for the Company shall, in the reasonable judgment of the selling Investors, be unavailable to represent such selling Investors). Notwithstanding the foregoing, the underwriters' commissions related or attributable to shares of Registrable Securities sold or incurred in connection with a registration shall be shared by all Investors whose Registrable Securities are included in

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such registration, pro rata, in accordance with the aggregate amount of
Registrable Securities sold by such Investors. The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

6. Indemnification. In the event any Registrable Securities are included in a registration statement:

         6.1 Company Indemnity. The Company will, to the extent permitted by law, indemnify and hold harmless each Investor and underwriter, if any, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act, any state securities law; and the Company will pay to each Investor or underwriter, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 6.1 shall not apply to amounts paid in settlement of such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, or underwriter.

         6.2 Investor Indemnity. Each Investor will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person who controls the Company (within the meaning of the 1933 Act), any underwriter, and any controlling person of such underwriter against any losses claims damages or liabilities (joint or several) to which

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any of the foregoing persons may become subject under the 1933 Act, the 1934
Act, or other federal or state law insofar as such losses, claims, damages or liabilities (or action with respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such person expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 6.2, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), provided, however, that in no event shall any indemnity under this
Section 6.2 exceed the gross proceeds from the offering received by such Investor.

         6.3 Limitations. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         6.4 Additional Provisions. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. The obligations of the Company and the Investors under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement.

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7.       Miscellaneous

         7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the British Virgin Islands, without giving effect to the conflicts of laws principles thereof.

         7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 655,308(1) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization) provided:

            (a) the Company is, within a reasonable time after such transfer, furnished with a written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;

            (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 4 above; and

            (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, linear decedents and siblings of such partners or spouses who acquire Registrable Securities by gift, will intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices and taking any action under this Agreement.

--------
1/Revised to reflect the Company's 1 for 7.63 combination (reverse stock split) which took place on October 18, 2000.

         7.3 Severability. If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         7.4 Entire Agreement. This Agreement, the exhibits hereto, and the documents referenced herein and exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, among the parties with respect hereto and thereto. The express terms hereof of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         7.5 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Company and the holders of at least fifty percent (50%) of the Registrable Securities held by the Investors. Any amendment or waiver effective in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all Registrable Securities and the Company. Additional holders of the Company's existing and future series of preference shares or the ordinary shares issuable or issued upon conversion thereof may be admitted as Investors under this Agreement at the sole discretion of the Company. Shares held by investors who are admitted shall be entitled to the same benefits and burdens as if issued to the Investors hereunder and the ordinary shares issued or issuable upon conversion of the preference shares issued to the new investors shall be Registrable Securities and such new investors shall be deemed to be "Investors" for all purposes hereunder.

         7.6 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

                     If to the Company: 9 Columbus Centre, Pelican Drive
                                        Road Town, Tortola
                                        British Virgin Islands
                     with a copy to:    Paul, Hastings, Janofsky & Walker LLP
                                        695 Town Center Drive, Seventeenth Floor
                                        Costa Mesa, California  92626-1924
                                        Facsimile: (714) 979-1921
                                        Attention: Stephen D. Cooke, Esq.

                     If to any          To the address shown on the signature
                     Investor:          page hereto, or to such other address as
                                        such Investor may specify by written
                                        notice to the Company.

Such communications shall be deemed given and effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be deemed given and effective three (3) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section 7.6.

         7.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

         7.9 Company's Determination. As used in this Agreement, any decision or determination to be made or effected by the Company shall mean a decision or determination of a majority of the Company's directors which are independent from the Investors or any decision or determination made by a committee of the Company's Board of Directors established for such purpose.

         7.10 Original Agreement. The Company and Investors hereby agree that the Original Agreement is hereby amended and restated in its entirety as set forth herein.

         7.11 Attorneys' Fees. In the event of any arbitration or other dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

                            [signature page follows]

           [SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS
                                   AGREEMENT]

         IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above written.

"COMPANY"                     UTi WORLDWIDE INC.,
                              a British Virgin Islands corporation

                              By:      /s/  Allan M. Rosenzweig
                                 -------------------------------------------------
                              Name:    Allan M. Rosenzweig
                              Title:   Authorized Signatory

                              By:      /s/  Lawrence R. Samuels
                                 -------------------------------------------------
                              Name:    Lawrence R. Samuels
                              Title:   Authorized Signatory


"INVESTORS"                   PTR HOLDINGS INC.


                              By:      /s/  Ian Whitecourt
                                 -------------------------------------------------
                              Title:   Authorized Signatory
                              Address:         9 Columbus Centre, Pelican Drive
                                               Road Town, Tortola
                                               British Virgin Islands

                              UNION-TRANSPORT HOLDINGS INC.


                              By:      /s/  Rory Kerr
                                 -------------------------------------------------
                              Title:    Authorized Signatory
                              Address:         9 Columbus Centre, Pelican Drive
                                               Road Town, Tortola
                                               British Virgin Islands